EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The  undersigned, David H. Dingus, has executed this certification in connection with the filing with the Securities and Exchange Commission of AZZ incorporated’s Quarterly Report on Form 10-Q for the period ended November 30, 2010 (the “Report”).  The undersigned hereby certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AZZ incorporated.

Date: 01/07/11	/s/ David H. Dingus
President and Chief Executive Officer